                                                                    EXHIBIT 11.1

                                  STATEMENT RE:
                       COMPUTATIONS OF NET LOSS PER SHARE


                                                             THREE MONTHS ENDED JUNE 30,          SIX MONTHS ENDED JUNE 30,
                                                           -------------------------------     -------------------------------
                                                                2002              2001              2002              2001
                                                           -------------     -------------     -------------     -------------
Numerator:
    Numerator for basic and diluted loss per share

    NET LOSS                                               $  (1,413,955)    $  (1,824,380)    $  (2,985,484)    $  (3,695,321)
                                                           =============     =============     =============     =============

Denominator:
    Denominator for basic loss per share
    Weighted average shares                                  146,659,453        98,095,728       134,182,700        92,951,533


   Effect of dilutive securities:
      Stock options and warrants                                      --                --                --                --

   Dilutive potential common shares                                   --                --                --                --
                                                           -------------     -------------     -------------     -------------


   Denominator for diluted earnings per share
      Adjusted weighted average shares and assumed
      conversions                                            146,659,453        98,095,728       134,182,700        92,951,533
                                                           =============     =============     =============     =============


BASIC LOSS PER SHARE                                       $       (0.01)    $       (0.02)    $       (0.02)    $       (0.04)
                                                           =============     =============     =============     =============
DILUTED LOSS PER SHARE                                     $       (0.01)    $       (0.02)    $       (0.02)    $       (0.04)
                                                           =============     =============     =============     =============



The Company incurred a net loss for the six months ended June 30, 2002 and 2001. Therefore, the Company did not make adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.